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                                  EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITOR

We, Leslie Sufrin and Company, P.C, hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of VerticalBuyer, Inc. of our report dated March 13, 2000, relating to the audited financial statements for the period from inception (May 13, 1999) to December 31, 1999 of Lightseek Limited, which appear in the Form SB-2 of VerticalBuyer, Inc. as filed with the securities and Exchange Commission, File No. 333-34144.

                              /s/ LESLIE SUFRIN AND COMPANY, P.C.
                              Leslie Sufrin and Company, P.C.


January 12, 2001
New York, New York


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